      As filed with the Securities and Exchange Commission on July 28, 2000
                                                    Registration No. 333-_______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                         MANUFACTURERS' SERVICES LIMITED
             (Exact name of registrant as specified in its charter)

              DELAWARE                                     04-3258036
    (State or other jurisdiction                        (I.R.S. Employer
  of incorporation or organization)                    Identification No.)


               300 BAKER AVENUE, SUITE 106, CONCORD, MASSACHUSETTS 01742
              (Address of principal executive offices, including zip code)

                            -------------------------

                           2000 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                            -------------------------

                                 KEVIN C. MELIA
                           300 BAKER AVENUE, SUITE 106
                          CONCORD, MASSACHUSETTS 01742
                                 (978) 287-5630

                            -------------------------
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


==========================================================================================================================
   TITLE OF EACH CLASS OF       AMOUNT TO BE          PROPOSED MAXIMUM           PROPOSED MAXIMUM          AMOUNT OF
SECURITIES TO BE REGISTERED      REGISTERED       OFFERING PRICE PER SHARE(1) AGGREGATE OFFERING PRICE(2) REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
    Common Stock, $.001       2,668,750 shares          $12.28-$25.75              $54,669,236.75          $14,432.68
    par value per share
==========================================================================================================================


(1) The offering price for shares subject to options on the date hereof is the actual exercise price of such options. Of the 2,668,750 shares to be registered hereunder, 840,975, 234,530, 36,800, 7,500, 10,000, 10,000 and
     3,000 are subject to options at exercises prices of $12.28, $16.00, $18.00, $20.56, $20.81, $20.88 and $21.00 per share, respectively. The offering price for the remaining 1,525,945 shares not subject to options on the date hereof of $25.75 per share has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices of Manufacturers' Services Limited common stock, par value $.001 per share, as reported on the New York Stock Exchange on July 24, 2000.
(2) The maximum aggregate offering price consists of $10,327,173 payable in respect of 840,975 shares subject to options at an exercise price of $12.28 per share, $3,752,480 payable in respect of 234,530 shares subject to options at an exercise price of $16.00 per share, $662,400 payable in respect of 36,800 shares subject to options at an exercise price of $18.00 per share, $154,200 payable in respect of 7,500 shares subject to options at an exercise price of $20.56 per share, $208,100 payable in respect of 10,000 shares subject to options at an exercise price of $20.81 per share, $208,800 payable in respect of 10,000 shares subject to options at an exercise price of $20.88 per share, $63,000 payable in respect of 3,000 shares subject to options at an exercise price of $21.00 per share, and $39,293,083.75 payable in respect of 1,525,945 shares not subject to options on the date hereof.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Manufacturers' Services Limited (the "Registrant") hereby incorporates the following documents herein by reference:

         (a) The Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), as filed with the Securities and Exchange Commission (the "Commission") on June 23, 2000.

         (b)      Not applicable.

         (c)      Not applicable.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of common stock registered in this Registration Statement will be passed upon for the Registrant by Ropes & Gray, Boston, Massachusetts.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Restated Certificate of Incorporation limits the liability of the Registrant's directors to the fullest extent permitted by the Delaware General Corporation Law and provides that the Registrant will indemnify the directors to the fullest extent permitted by such law. The Registrant expects to enter into indemnification agreements with all of its current directors and executive officers and expects to enter into a similar agreement with any new directors or executive officers. The Registrant maintains directors and officers liability insurance coverage.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit

         4.1 2000 Equity Incentive Plan (previously filed as Exhibit 10.8 to the Registration Statement on Form S-1, as amended, No. 333-96227).

         4.2 Stockholders Agreement dated as of January 20, 1995 by and among MSL and the stockholders named therein (previously filed as Exhibit 4.1 to the Registration Statement on Form S-1, as amended, No. 333-96227).

         4.3 Stockholders Agreement Amendment dated as of November 26, 1999 by and among MSL and the stockholders named therein (previously filed as Exhibit 4.2 to the Registration Statement on Form S-1, as amended, No. 333-96227).

         4.4 Credit Agreement dated August 21, 1998 among MSL, MSL Overseas Finance B.V. and the lenders named therein (previously filed as Exhibit 4.3 to the Registration Statement on Form S-1, as amended, No. 333-96227).

         4.5 First Amendment to Credit Agreement and Limited Waiver dated as of February 26, 1999 by and among MSL, MSL Overseas Finance B.V. and the lenders named in the Credit Agreement (previously filed as Exhibit 4.4 to the Registration Statement on Form S-1, as amended, No. 333-96227).

         4.6 Second Amendment to Credit Agreement and Consent dated as of November 23, 1999 by and among MSL, MSL Overseas Finance B.V. and the lenders named in the Credit Agreement (previously filed as Exhibit 4.5 to the Registration Statement on Form S-1, as amended, No. 333-96227).

         4.7 Third Amendment to Credit Agreement and Consent dated as of February 10, 2000 by and among MSL, MSL Overseas Finance B.V. and the lenders named in the Credit Agreement (previously filed as Exhibit 4.6 to the Registration Statement on Form S-1, as amended, No. 333-96227).

         4.8 Form of Amended and Restated Stockholders Agreement by and among MSL and the stockholders named therein (previously filed as Exhibit 4.7 to the Registration Statement on Form S-1, as amended, No. 333-96227).

         5.1      Opinion of Ropes & Gray.

         23.1     Consent of PricewaterhouseCoopers LLP.

         24.1     Powers of Attorney (included on the signature page in Part
                  II).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial
                  BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial
                  BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, Commonwealth of Massachusetts, on the 27th day of July, 2000.

                                  MANUFACTURERS' SERVICES LIMITED


                                  By:    /s/ KEVIN C. MELIA
                                     -------------------------------------------
                                  Name:  Kevin C. Melia
                                  Title: CHIEF EXECUTIVE OFFICER AND
                                         CHAIRMAN OF THE BOARD

         Each person whose signature appears below constitutes and appoints Kevin C. Melia, Robert E. Donahue and Thompson Dean, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Manufacturers' Services Limited, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                                     * * * *

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


         SIGNATURE                                   TITLE                                        DATE
         ---------                                   -----                                        ----
   /s/ KEVIN C. MELIA                         Chairman of the Board,                          July 27, 2000
------------------------------------------    Chief Executive Officer
     KEVIN C. MELIA                           (Principal Executive
                                              Officer) and Director


   /s/ ROBERT E. DONAHUE                      President, Chief Financial Officer              July 27, 2000
------------------------------------------    (Principal Financial and
     ROBERT  E. DONAHUE                       Accounting Officer) and Director


   /s/ THOMPSON DEAN                          Director                                        July 27, 2000
------------------------------------------
     THOMPSON DEAN



   /s/ KARL WYSS                              Director                                        July 19, 2000
------------------------------------------
     KARL WYSS

   /s/ GEORGE W. CHAMILLARD                   Director                                        July 20, 2000
------------------------------------------
     GEORGE W. CHAMILLARD

   /s/ WILLIAM WEYAND                        Director                                         July 21, 2000
------------------------------------------
    WILLIAM WEYAND

                                              Director
------------------------------------------
     JOHN F. FORT, III


                                  EXHIBIT INDEX

4.1 2000 Equity Incentive Plan (previously filed as Exhibit 10.8 to the Registration Statement on Form S-1, as amended, No. 333-96227).

4.2 Stockholders Agreement dated as of January 20, 1995 by and among MSL and the stockholders named therein (previously filed as Exhibit 4.1 to the Registration Statement on Form S-1, as amended, No. 333-96227).

4.3 Stockholders Agreement Amendment dated as of November 26, 1999 by and among MSL and the stockholders named therein (previously filed as Exhibit 4.2 to the Registration Statement on Form S-1, as amended, No. 333-96227).

4.4 Credit Agreement dated August 21, 1998 among MSL, MSL Overseas Finance B.V. and the lenders named therein (previously filed as Exhibit 4.3 to the Registration Statement on Form S-1, as amended, No. 333-96227).

4.5 First Amendment to Credit Agreement and Limited Waiver dated as of February 26, 1999 by and among MSL, MSL Overseas Finance B.V. and the lenders named in the Credit Agreement (previously filed as Exhibit 4.4 to the Registration Statement on Form S-1, as amended, No. 333-96227).

4.6 Second Amendment to Credit Agreement and Consent dated as of November 23, 1999 by and among MSL, MSL Overseas Finance B.V. and the lenders named in the Credit Agreement (previously filed as Exhibit 4.5 to the Registration Statement on Form S-1, as amended, No. 333-96227).

4.7 Third Amendment to Credit Agreement and Consent dated as of February 10, 2000 by and among MSL, MSL Overseas Finance B.V. and the lenders named in the Credit Agreement (previously filed as Exhibit 4.6 to the Registration Statement on Form S-1, as amended, No. 333-96227).

4.8 Form of Amended and Restated Stockholders Agreement by and among MSL and the stockholders named therein (previously filed as Exhibit 4.7 to the Registration Statement on Form S-1, as amended, No. 333-96227).

5.1      Opinion of Ropes & Gray.

23.1     Consent of PricewaterhouseCoopers LLP.

24.1     Powers of Attorney (included on the signature page in Part II).